Exhibit 10.1

THE CHEESECAKE FACTORY INCORPORATED

2015 AMENDED AND RESTATED
ANNUAL PERFORMANCE INCENTIVE PLAN

AS AMENDED AND RESTATED SEPTEMBER 2, 2020

TABLE OF CONTENTS

			Page(s)

I.	STATEMENT OF PURPOSE		1

II.	DEFINITIONS		1
	2.1	Award	1
	2.2	Base Salary	1
	2.3	Board	1
	2.4	Code	1
	2.5	Committee	1
	2.6	Company	1
	2.7	Disability	2
	2.8	Employee	2
	2.9	Fiscal Year	2
	2.10	Participant	2
	2.11	Performance Achievement Bonus	2
	2.12	Performance Incentive Target	2
	2.13	Plan	2
	2.14	Regulations	2
	2.15	Restatement Date	2
	2.16	Separation from Service	2

III.	PARTICIPATION		3
	3.1	Eligibility	3
	3.2	Participation	3

IV.	INCENTIVE AWARDS		3
	4.1	Performance Achievement Bonus	3
	4.2	Modification of Performance Incentive Target and Formula	3
	4.3	Form and Timing of Bonus; Forfeiture	3
	4.4	Discretion	4
	4.5	Maximum Performance Achievement Bonus	4

V.	ADMINISTRATION		4
	5.1	Administration by the Committee	4
	5.2	Delegation	4
	5.3	Indemnification	4
	5.4	Pro-Rata Awards	5
	5.5	Unforeseen Circumstances or Change in Control	5
	5.6	Amendment or Termination of Plan	5

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VI.	MISCELLANEOUS		5
	6.1	Assignability:	5
	6.2	Expenses:	5
	6.3	Gender:	5
	6.4	Governing Laws:	5
	6.5	No Right of Employment or Additional Awards:	5
	6.6	No Right to Award:	6
	6.7	Payment of Taxes:	6
	6.8	Section Headings:	6
	6.9	Severability:	6
	6.10	Code Section 409A:	6
	6.11	Non-Exclusive:	7
	6.12	Clawback Policy:	7

VII.	EXECUTION OF PLAN		8

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THE CHEESECAKE FACTORY INCORPORATED

2015 AMENDED AND RESTATED
ANNUAL PERFORMANCE INCENTIVE PLAN

AS AMENDED AND RESTATED SEPTEMBER 2, 2020

I.	STATEMENT OF PURPOSE

The purposes of the Plan are to:

(a)	challenge management to make decisions and to take actions to advance the Company to meet its goals;

(b)	retain and motivate management;

(c)	focus management's attention on setting and achieving clearly defined and attainable corporate and business unit performance objectives; and

(d)	provide incentive compensation that is based on performance.

II.	DEFINITIONS

The following terms, when used herein, shall have the meanings indicated in this Section unless different meanings are clearly required by the context of the Plan.

2.1	Award: “Award” means any bonus, award, or other compensation granted to a Participant under the terms of this Plan.

2.2	Base Salary: “Base Salary” means the annual base salary of a Participant with respect to a Fiscal Year exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, other bonuses or incentive awards by the Company and calculated prior to any reductions for salary deferrals pursuant to any deferred compensation plan or contributions qualifying under Section 401(k) of the Code.

2.3	Board: “Board” means the Board of Directors of the Company.

2.4	Code: “Code” means the Internal Revenue Code of 1986, as amended.

2.5	Committee: “Committee” means the compensation committee of the Board or another committee or subcommittee of the Board which shall be comprised solely of one or more non-employee directors of the Company as appointed by the Board, each of whom is intended to qualify as an “independent director” in accordance with applicable law and stock exchange rules.

2.6	Company: “Company” means The Cheesecake Factory Incorporated, a Delaware corporation, and any related or successor organization that adopts this Plan.

2.7	Disability: “Disability” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Disability), that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.8	Employee: “Employee” means a common law employee of the Company or of any subsidiary or affiliate of the Company.

2.9	Fiscal Year: “Fiscal Year” means the annual fiscal accounting period adopted by the Company for tax purposes.

2.10	Participant: “Participant” means any Employee who has become a Participant in the Plan under Article III.

2.11	Performance Achievement Bonus: “Performance Achievement Bonus” means, subject to the terms and conditions set forth in the Plan including without limitation the maximum Performance Achievement Bonus amount specified in Section 4.5, a bonus amount that is equal to a stated percentage of a Participant's Base Salary which may be awarded as an Award to a Participant as a result of achievement of the Performance Incentive Target(s) established for the Participant as set forth in Section 4.1. The Base Salary to which such percentage shall be applied shall be determined by the Committee (e.g., in the event that a Participant’s Base Salary changes during the applicable Fiscal Year).

2.12	Performance Incentive Target: “Performance Incentive Target” means one or more performance targets established by the Committee for a Participant for a Fiscal Year or portion thereof which may be described, in whole in or in part, in terms of Company-wide objectives and/or objectives that are related to the performance of the individual Participant or the Company or any Company parent, subsidiary, affiliate, division, department or function within the Company or entity in which the Participant is employed, and such targets may be applied either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

2.13	Plan: “Plan” means The Cheesecake Factory Incorporated 2015 Amended and Restated Annual Performance Incentive Plan, as described herein, and all subsequent amendments thereto.

2.14	Regulations: “Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended, and other formal guidance issued by the Internal Revenue Service.

2.15	Restatement Date: “Restatement Date” means September 2, 2020.

2.16	Separation from Service: “Separation from Service” means a “separation from service” as defined under Code Section 409A and the Regulations.

III.	PARTICIPATION

3.1	Eligibility: The Committee, in its sole discretion, shall designate those Employees who shall be eligible to receive an Award under the Plan for each Fiscal Year.

3.2	Participation: Each Employee selected by the Committee shall become a Participant in the Plan as of the date designated by the Committee in its discretion.

IV.	INCENTIVE AWARDS

4.1	Performance Achievement Bonus: The Committee shall establish, in writing, the Performance Incentive Target(s) for each Participant upon which such Participant’s Performance Achievement Bonus (or designated portion thereof) shall be based and the formula for computing the Performance Achievement Bonus (or designated portion thereof) if such Performance Incentive Target is achieved. The Committee shall determine the amount of a Performance Achievement Bonus (if any) payable to a Participant, based on the attainment of the applicable Performance Incentive Targets and application of the formula for computing the Performance Achievement Bonus. The actual amount of each Performance Achievement Bonus (if any) payable to a Participant shall be determined by the Committee and, as set forth in Section 4.4 below, may be adjusted upward or downward (including to zero) by the Committee in -its sole discretion.

4.2	Modification of Performance Incentive Target and Formula: The Performance Incentive Target(s) which must be achieved in order for the Performance Achievement Bonus (or designated portion thereof) to be earned and the formula for computing the Performance Achievement Bonus (or designated portion thereof) may be adjusted or modified at any time by the Committee in its discretion, and may vary in any or all regards as between Participants.

4.3	Form and Timing of Bonus; Forfeiture: Each Performance Achievement Bonus under the Plan shall be subject to and conditioned upon the Participant’s continued status as an Employee through the payment date of such Performance Achievement Bonus, and no Performance Achievement Bonus shall be deemed earned prior to such date. Each Performance Achievement Bonus (if any) so earned by a Participant shall be payable to the applicable Participant in cash as soon as practicable following the date on which the Committee has determined the amount of such Performance Achievement Bonus but in no event later than March 15th of the calendar year immediately following the end of the Fiscal Year to which such Performance Achievement Bonus relates. Nothing contained herein confers on any Participant any right to a Performance Achievement Bonus in any year, and whether the Company pays a Participant a Performance Achievement Bonus and the amount of any such Performance Achievement Bonus shall be determined by the Committee in its sole and absolute discretion. In the event that a Participant’s status as an Employee terminates for any reason prior to the applicable payment date for a Fiscal Year, unless otherwise determined by the Committee, the Performance Achievement Bonus shall not be earned and the Participant shall forfeit any and all right or interest in or to any Performance Achievement Bonus payment for such Fiscal Year.

4.4	Discretion: The Committee may, in its sole discretion, increase, reduce or eliminate the amount otherwise payable as a Performance Achievement Bonus to any Participant to take into account such additional factors, if any, that the Committee may deem relevant to the applicable assessment of performance for the applicable Fiscal Year.

4.5	Maximum Performance Achievement Bonus: In no event shall the maximum Performance Achievement Bonus for any Fiscal Year payable to any one Participant exceed $2.5 million.

V.	ADMINISTRATION

5.1	Administration by the Committee: The Plan shall be administered by the Committee. The Committee has the authority to interpret the Plan, the terms of any document relating to any Award and may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provision of the Plan, any document evidencing an Award, and any rule or regulation adopted by the Committee shall be final and binding. The Committee may, as a condition of an Award, require that a Participant execute and deliver to the Company applicable documents or agreements evidencing such Award. The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s (or Board’s) decisions and determinations will be afforded the maximum deference provided by applicable law.

5.2	Delegation: The Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions under the Plan; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law.

5.3	Indemnification: To the maximum extent permitted by applicable law, each member of the Committee, and of the Board, and any persons (including without limitation employees and officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5.4	Pro-Rata Awards: The Committee shall have the authority to grant a Performance Achievement Bonus that is proportionately or otherwise adjusted based on and consistent with the Performance Incentive Targets to take into account the period of actual service of a Participant that became eligible to join the Plan after the beginning of the Fiscal Year.

5.5	Unforeseen Circumstances or Change in Control: In the event of a Participant’s Separation from Service by reason of death, Disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances of a Participant, or in the event of a change in control of the Company, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, and not inconsistent with applicable law.

5.6	Amendment or Termination of Plan: The Plan may be amended or terminated in whole or in part by the Board in its sole discretion, but no such action shall adversely affect or alter any right or obligation existing prior to such amendment or termination. Plan amendments will require stockholder approval only to the extent required by applicable law.

VI.	MISCELLANEOUS

6.1	Assignability: No Participant shall have the right to pledge, assign or otherwise dispose of any unpaid portion of any Award.

6.2	Expenses: Except as otherwise provided under the provisions of the Plan, all costs and expenses in connection with the administration of the Plan shall be paid by the Company.

6.3	Gender: The masculine pronoun wherever used includes the feminine pronoun.

6.4	Governing Laws: The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of Delaware to the extent the latter are not preempted by the former.

6.5	No Right of Employment or Additional Awards: Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in service as an Employee, or other service provider of the Company or to receive any other Awards under the Plan. The Company and its parents and subsidiaries and affiliates reserve the right to terminate the employment or service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

6.6	No Right to Award: Subject to Section 5.5 and unless otherwise expressly set forth in any employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award hereunder until such Award has been paid to such Participant and the Award shall be conditioned upon a Participant being an Employee on the date designated for payment of the Award.

6.7	Payment of Taxes: The Company shall have the right and authority to deduct or withhold from any payment to a Participant under this Plan, or require a Participant to remit to the Company, an amount in cash sufficient to satisfy all federal, state, city or other taxes as shall be required pursuant to any statute or governmental regulations or ruling to be withheld with respect to any taxable event concerning a Participant arising in connection with a Performance Achievement Bonus. In connection with such withholding, the Company may make any arrangement consistent with this Plan, as it may deem appropriate. The Company and its Employees (or members of the Board or Committee) shall not be liable to a Participant or other persons as to any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

6.8	Section Headings: The headings of this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

6.9	Severability: In the event any provision of this Plan shall be considered illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

6.10	Code Section 409A: Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Date the Committee determines that any Award may be subject to Code Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and any Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A and thereby avoid the application of any penalty taxes under Code Section 409A. If upon a Participant’s Separation from Service, such Participant is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation from Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation from Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest.

6.11	Non-Exclusive: The adoption of this Plan by the Board (i) does not create any limitation on the power of the Committee or the Board to adopt other cash or equity-based compensation programs outside of this Plan and (ii) shall not be construed as creating any limitations on the power of the Board of or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

6.12	Clawback Policy: The Committee may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies (including without limitation the Company’s Policy on Reimbursement of Incentive Payments) (each, a “Clawback Policy”) and/or applicable law, in each case with respect to the Clawback Policy that was in effect as of the date on which a particular Award was granted or as otherwise required by applicable law. In addition, the Committee may require that a Participant repay to the Company certain previously paid compensation, whether provided under this Plan or an Award agreement or otherwise, in accordance with the Clawback Policy.

VII.	EXECUTION OF PLAN

IN WITNESS WHEREOF, the Company has hereunder caused its name to be signed by its duly authorized officers this 2nd day of September 2020.

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By:	/s/ David Overton
David Overton
Chairman of the Board,
Chief Executive Officer

By:	/s/ Scarlett May
Scarlett May
Executive Vice President, Secretary and General Counsel